Exhibit 10.3

SECOND ADDENDUM TO MANAGEMENT SERVICES AGREEMENT

This Second Addendum (the “Addendum”) is entered into as of November 1, 2006, by and between CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC., a California corporation (“Manager”) and 21ST CENTURY ONCOLOGY OF CALIFORNIA A MEDICAL CORPORATION, a California medical corporation (“Medical Group”). This Addendum amends Sections 1.(a) of the Management Services Agreement dated May 1, 2006, as set forth below.

From and after the date here of,

(i) Section 1.(a) shall be amended to read as follows:

“(a) Management. The Manager will be responsible for general management and administration operations of the Office locations, excluding the provision of medical services, set forth on Exhibit B hereto. The Manager shall not engage in the practice of medicine.”

Accepted:	CALIFORNIA RADIATION THERAPY
MANAGEMENT SERVICES, INC.

	By:	/s/ David M. Koeninger
David M. Koeninger
Chief Financial Officer

Accepted:
21ST CENTURY ONCOLOGY OF CALIFORNIA, A MEDICAL CORPORATION

	By:	/s/ Daniel E. Dosoretz
Daniel E. Dosoretz, M.D.
Vice President

EXHIBIT B

ADDENDUM TO MANAGEMENT SERVICES AGREEMENT

Office Locations and Manager Compensation

Office Location	Manager Compensation as a % of Net Collected Dollars
Palm Desert 77840 Flora Road Palm Desert, CA 92211	77%
Santa Monica 2428 Santa Monica Boulevard Suite 103 Santa Monica, CA 90404	77%
Beverly Hills Radiation Oncology 150 N. Robertson Blvd. Suite 160 Beverly Hills, CA 90221	77%